REVOCABLE PROXY
COMPUDYNE CORPORATION
This Proxy Is Solicited on Behalf of the Board of Directors


The undersigned holder of Common Stock of COMPUDYNE CORPORATION hereby appoints David W. Clark, Jr. and Millard H. Pryor, Jr., and each of them, proxies to represent the undersigned with full power of substitution, as attorneys and proxies for the undersigned to appear and vote all of the shares of Common Stock of CompuDyne Corporation (the "Company") standing on the books of the Company in the name of the undersigned at the 1995 Annual Meeting of Shareholders of CompuDyne Corporation, to be held at 90 State House
Square, Tenth Floor, Hartford, Connecticut on the 24th day of May, 1995 at 10:30 a.m. (E.D.T.), and at any adjournments of said
Annual Meeting. A majority of such said attorneys and proxies as shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting or any adjournment thereof, shall have and may exercise all of the powers of such said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated April 28, 1995 and instructs its attorneys and proxies to vote as set forth on this Proxy. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person:

1. Election of two directors to serve until the 1998 Annual Meeting of Shareholders.

[ ] FOR the nominees listed below            [ ] WITHHOLD AUTHORITY
   (except as marked to the contrary)   to vote for the nominees listed below

                                 Marjorie E. Morrissey
                                   Norman Silberdick,

Election of one director to serve until the 1996 Annual Meeting of Shareholders.

[ ]       FOR the nominees listed below [ ] WITHHOLD AUTHORITY
          (except as marked to the contrary) to vote for the nominees listed below

                               Philip M. Blackmon

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


_____________________________________________________________


2. To ratify the appointment of Coopers & Lybrand as independent auditors of the Company for the fiscal year ending December 31, 1995.

          [ ]  FOR     [ ]     AGAINST          [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.


The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF
EACH OF THE SPECIFIED NOMINEES IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2, AND IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS.
HOWEVER, THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY IN ORDER TO HAVE YOUR SHARES VOTED.
IF YOU DO NOT RETURN THIS CARD, YOUR SHARES WILL NOT BE REPRESENTED.

When signing as attorney, executor, administrator, trustee, guardian, custodian, or the like, give title as such. If the signer is a corporation, sign in the corporate name by a duly authorized officer.

Dated______________________________________, 1995

Signature________________________________________

Signature________________________________________
                                      (if held jointly)